    As filed with the Securities and Exchange Commission on April 17, 1998.

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549
                                 ______________
                                    Form S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 ______________

                           HOWMET INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                   52-1946684
    (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                   identification No.)

                               475 STEAMBOAT ROAD
                         GREENWICH, CONNECTICUT  06830
                    (Address of Principal Executive Offices)

                           HOWMET INTERNATIONAL INC.
                  AMENDED AND RESTATED 1997 STOCK AWARDS PLAN
                            (Full title of the Plan)
                  ____________________________________________
                              ROLAND A. PAUL, ESQ.
                                   SECRETARY
                           HOWMET INTERNATIONAL INC.
                               475 STEAMBOAT ROAD
                         GREENWICH, CONNECTICUT  06830
                                 (203) 661-4600
(Name, address, and telephone number, including area code, of agent for service)
                     ______________________________________
                        CALCULATION OF REGISTRATION FEE


      TITLE OF                AMOUNT                 PROPOSED              PROPOSED              AMOUNT OF
     SECURITIES                TO BE                  MAXIMUM               MAXIMUM            REGISTRATION
  TO BE REGISTERED         REGISTERED(1)          OFFERING PRICE           AGGREGATE                FEE
                                                   PER SHARE (2)           OFFERING
                                                                           PRICE (2)

----------------------------------------------------------------------------------------------------------------
Common Stock
($.01 par value)         5,000,000 SHARES           $  15.2309          $76,154,436              $22,466
----------------------------------------------------------------------------------------------------------------

(1)Plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.
(2)Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee.

The proposed maximum offering price per share is based upon (1) the exercise price of $15.00 per share for 4,377,500 outstanding option shares, (2) the exercise price of $15.281 per share of 8,000 outstanding option shares, and (3) the average ($16.875) of the high ($17.1875) and low ($16.5625) prices for the Company's Common Stock on the composite tape for the New York Stock Exchange on April 14, 1998, with respect to the remaining 614,500 shares.


Total Number of Pages....................................................20
Exhibit Index.......................................................page 13

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part 1 of Form S-8.


                                    PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          Howmet International Inc. (the "Company") by this reference hereby incorporates into this Registration Statement the following documents filed by the Company:

     (a) The Company's annual report on Form 10-K for the year ended December 31, 1997 (the "Form 10-K").

     (b) All other reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Form 10-K.

     (c) The description of the Company's Common Stock, $.01 par value (the "Common Stock"), in Item 1, "Description of Registrant's Securities To Be Registered," of the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 21, 1997.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Legal matters with respect to the Common Stock being offered hereunder have been passed upon for the Company by Roland A. Paul, Vice President - General

Counsel of the Company. Mr. Paul has options to purchase 120,000 shares of the Common Stock. Such options are not currently exercisable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware Corporation Law

          Section 145 of the General Corporation Law of the State of Delaware (the "DGCL" ) provides for a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Company Charter

          In accordance with Section 102 (b)(7) of the DGCL, Article VII of the Company's Restated Certificate of Incorporation, provides as follows:

               No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

            If the Delaware General Corporation Law is amended to authorize corporate actions further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this
     Article VII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the

     Corporation existing at the time of such repeal or modification. The Corporation may adopt such provision with respect to indemnification of directors, officers or employees of the Corporation, consistent with this
     Article VII, as may be set forth from time to time in the Bylaws of the Corporation or a resolution adopted by the Board of Directors.

Company Bylaws

     In accordance with Article VII of the Company's Restated Certificate of Incorporation, Article VI of the Bylaws of the Company provides as follows:

                                INDEMNIFICATION
                                ---------------

          Section 1.  Actions by Others.  The Corporation (1) shall indemnify
                      -----------------
     any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or an officer of the Corporation and (2) except as otherwise required by Section 3 of this Article VI, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its
                                               ---- ----------
     equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          Section 2.  Actions by or in the Right of the Corporation.  The
                      ---------------------------------------------
     Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, and the Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

          Section 3.  Successful Defense.  To the extent that a person who is or
                      ------------------
     was a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or Section 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          Section 4.  Right to Indemnification.  The right to indemnification
                      ------------------------
     conferred in this Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such expenses to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such payment or payments of expenses from time to time; provided, however, that
                                                        --------  -------
     if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VI or otherwise.

          Section 5.  Specific Authorization.  To obtain indemnification under
                      ----------------------
     this Article VI, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Any indemnification under Section 1 or Section 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections 1 and 2 of this
     Article VI. Such determination shall be made by (a) the stockholders, (b) the Disinterested Directors or a committee of such Disinterested Directors designated by the Disinterested Directors by majority vote, in either case even though less than a quorum, or (c) if (1) there are no Disinterested Directors or if the Disinterested Directors by majority vote so direct, or
     (2) a Change of Control shall have occurred, then, in the case of either of clauses (1) and (2) of this clause (c), by an Independent Counsel in a written opinion, which Independent Counsel shall be selected by a majority vote of a quorum of Disinterested Directors or, if there are no Disinterested Directors or if a Change of Control shall have occurred, by the claimant. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

          Section 6.  Suit Against Corporation.  If a claim under Section 1 or 2
                      ------------------------
     of this Article VI is not paid in full by the Corporation within 30 days after a written claim pursuant to Section 5 of this Article VI has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL or this Article VI for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL or this Article VI, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          Section 7.  Corporation Bound.  If a determination shall have been
                      -----------------
     made pursuant to Section 5 of this Article VI that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 6 of this Article VI.

          Section 8.  Preclusion.  The Corporation shall be precluded from
                      ----------
     asserting in any judicial proceeding commenced pursuant to Section 6 of this

     Article VI that the procedures and presumptions of this Article VI are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article VI.

          Section 9.  Right of Indemnity Not Exclusive.  The indemnification and
                      --------------------------------
     advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 10.  Insurance.  The Corporation may purchase and maintain
                       ---------
     insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of or participant in another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article, Section 145 of the DGCL or otherwise.

          Section 11.  Invalidity of any Provisions of this Article.  The
                       --------------------------------------------
     invalidity or unenforceability of any provision of this Article VI shall not affect the validity or enforceability of the remaining provisions of this Article VI, and, to the fullest extent possible, such provisions of this Article VI (including, without limitation, each such portion of any Section of this Article VI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

          Section 12.  Definitions.  For purposes of this Article VI:
                       -----------

               (A) "Change of Control" means:

               (1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Corporation where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this paragraph
                        --------  -------
          (1), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition by Thiokol

          Corporation, a Delaware corporation("Thiokol"), (ii) any acquisition directly from the Corporation, (iii) any acquisition by the Corporation, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (v) any acquisition by any corporation pursuant to a transaction that complies with clauses
          (i), (ii) and (iii) of paragraph (3) below; provided, further, that if
                                                      --------  -------
          any Person's beneficial ownership of the Outstanding Corporation Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (ii) or (iii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Corporation, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Corporation Voting Securities; and provided, further, that
                                                         --------  -------
          if at least a majority of the members of the Incumbent Board (as defined below) determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the Outstanding Corporation Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) less than 20% of the Outstanding Corporation Voting Securities, then no Change of Control shall have occurred as a result of such Person's acquisition; or

               (2) individuals who, as of November 20, 1997, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided,
                                                                    --------
          however, that any individual becoming a director subsequent to
          -------
          November 20, 1997, whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, or by Thiokol, shall be considered a member of the Incumbent Board, except that, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors shall not be considered a member of the Incumbent Board; or

               (3) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets of another corporation ("Business Combination"); excluding, however, such a Business Combination (i) involving Thiokol or any of its affiliates or (ii) pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

               (4) approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

               (B) "Disinterested Director" means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

               (C) "Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this Article VI.

          Section 13.  Notice.  Any notice, request or other communication
                       ------
     required or permitted to be given to the Corporation under this Article VI shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

Insurance

  Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. The Company maintains directors' and officers' liability insurance with such limits and retention reflective of conditions in the insurance market for such coverages.


Registration Rights Agreement

     In connection with the initial public offering of the Common Stock on November 25, 1997, the Company entered into an amended and restated shareholders agreement (the "Shareholders Agreement") and a registration rights agreement (the "Registration Rights Agreement") with Carlyle-Blade Acquisition Partners, L.P., a Delaware limited partnership ("Carlyle-Blade Partners"). Carlyle-Blade Partners holds 22.7 percent of the Company's outstanding Common Stock and is represented on the Board of Directors of the Company pursuant to the Shareholders Agreement. In the Registration Rights Agreement, the Company granted certain rights to Carlyle-Blade Partners with respect to the registration under the Securities Act of the shares of the Common Stock owned by Carlyle-Blade Partners and agreed to indemnify Carlyle-Blade Partners against certain liabilities arising out of such registration of the Common Stock. (See Exhibits 4.4 and 4.6.)

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          See Exhibit Index.

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission ("Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1)(ii) above may be contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed by the undersigned thereunto duly authorized, in the Town of Greenwich and the State of Connecticut, on April 17, 1998.


                                                       HOWMET INTERNATIONAL INC.

                                                            /s/   Roland A. Paul
                                                            --------------------
                                                                  Roland A. Paul
                                                Vice President - General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 17, 1998.

NAME                     TITLE
----                     -----

/s/   James R. Wilson*   Director, Chairman of the Board
----------------------

/s/   David L. Squier*   Director, President and Chief Executive Officer
----------------------

/s/ John C. Ritter*      Senior Vice President and Chief Financial Officer
-------------------

/s/  George Milano*      Controller (Principal Accounting Officer)
-------------------

/s/  William E. Conway*  Director
-----------------------

/s/  D. Larry Moore*     Director
--------------------

/s/  Edsel D. Dunford*   Director
----------------------

/s/  Richard L. Corbin*  Director
-----------------------

/s/  James R. Mellor*    Director
---------------------

/s/  James D. Woods*     Director
--------------------


*By  /s/  Roland A. Paul
    --------------------
          Roland A. Paul
        Attorney-In-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                  DESCRIPTION OF EXHIBIT
------                  ----------------------

4.1 Specimen Certificate of Common Stock of the Company (incorporated herein by reference to Exhibit 4.1 to Amendment No. 3 to the Company's Registration Statement on Form S-1 filed November 21, 1997 (registration no. 333-37573)).

4.2 Specimen Certificate of the 9.0% Series A Senior Cumulative Preferred Stock (incorporated herein by reference to Exhibit 4.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

4.3 IPO Agreement dated as of October 8, 1997 by and among the Company, Thiokol Corporation, Thiokol Holding Company and Carlyle-Blade Acquisition Partners, L.P. (incorporated herein by reference to Exhibit
        4.2 to Amendment No. 2 to the Company's Registration Statement on Form S-1 filed November 12, 1997 (registration no. 333-37573)).

4.4 Amended and Restated Shareholders Agreement dated as of December 2, 1997 by and among the Company, Thiokol Corporation, Thiokol Holding Corporation and Carlyle-Blade Acquisition Partners, L.P. (incorporated herein by reference to Exhibit 4.4 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

4.5 Corporate Agreement dated as of December 2, 1997 by and among the Company, Thiokol Corporation and Thiokol Holding Corporation (incorporated herein by reference to Exhibit 4.5 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

4.6 Registration Rights Agreement dated as of December 2, 1997 by and between the Company and Carlyle-Blade Acquisition Partners, L.P. (incorporated herein by reference to Exhibit 4.6 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

4.7 Registration Rights Agreement dated as of December 7, 1995, among Howmet Corporation, BT Securities Corporation, and Lehman Brothers, Inc. (incorporated herein by reference to Exhibit 4.1 to Howmet Corporation's Registration Statement on Form S-4 filed January 9, 1996 (registration no. 333-00200)).

4.8(a) Indenture dated as of December 7, 1995 between Howmet Corporation and Marine Midland Bank, as Trustee (incorporated herein by reference to Exhibit 4.2(a) to Howmet Corporation's Registration Statement on Form S-4 filed January 9, 1996 (registration no. 333-00200)).

4.8(b) Supplemental Indenture dated as of December 13, 1995 between Howmet Corporation and Marine Midland Bank, as Trustee (incorporated herein by reference to Exhibit 4.2 to Amendment no. 2 to Howmet Corporation's Registration Statement on Form S-4 filed April 1, 1996 (registration no. 333-00200)).

4.8(c) Supplemental Indenture dated as of December 15, 1997 supplementing Indenture dated December 7, 1995 between Howmet Corporation, as Issuer and Marine Midland Bank, as Trustee (incorporated herein by reference to Exhibit 4.8(c) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

4.9 Copies of the executed original 10% Senior Subordinated Notes due 2003 of Howmet Corporation (the "Original Notes"), authenticated and delivered by Marine Midland Bank as Trustee on December 7, 1995 (incorporated herein by reference to Exhibit 4.4 to Howmet Corporation's Registration Statement on Form S-4 filed January 9, 1996 (registration no. 333-00200)).

4.10 Form of 10% Senior Subordinated Notes due 2003 of Howmet Corporation offered in exchange for the Original Notes (included in Exhibit 4.8(a)).

4.11 Credit Agreement dated as of December 16, 1997 among Howmet Corporation, various institutions as Lenders, ABN AMRO Bank N.V. and Bankers Trust Company as Co-Documentation Agents, and The First National Bank of Chicago as Agent, together with certain collateral documents attached thereto as exhibits, including the Pledge Agreements among Howmet Ltd. and, Howmet S.A., Howmet Corporation, and the First National Bank of Chicago (incorporated herein by reference to Exhibit 4.11 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

4.12 Blade Receivables Master Trust Amended and Restated Pooling and Servicing Agreement dated April 18, 1996 among Blade Receivables Corporation as Transferor, Howmet Corporation as Servicer and Manufacturers and Traders Trust Company as Trustee together with certain collateral documents attached thereto as exhibits, including the Amended and Restated Receivables Purchase Agreement dated as of April 18, 1996 between Howmet Corporation and certain subsidiaries of Howmet Corporation, as Settlors, and Blade Receivables Corporation as Buyer (incorporated herein by reference to Exhibit 4.7 to Howmet Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1996).

4.13 Repurchase Agreement dated May 16, 1997 (under the Blade Receivables Master Trust Amended and Restated Pooling and Servicing Agreement dated April 16, 1996 (Exhibit 4.12)), among Howmet Corporation, Howmet Cercast (U.S.A.), Inc., Howmet Refurbishment, Inc., Howmet-Tempcraft, Inc., Turbine Components Corporation, Blade Receivables Corporation, and Manufacturers and Traders Trust Company, as Trustee (incorporated herein by reference to Exhibit 4.14 to the Company's Registration Statement on Form S-1 filed October 9, 1997 (registration no. 333-37573)).

 4.14 Amending Agreement dated August 29, 1997 (amending the Blade Receivables Master Trust Amended and Restated Pooling and Servicing Agreement dated April 18, 1996 (Exhibit 4.12)) among Blade Receivables Corporation, Howmet Corporation, Manufacturers and Traders Trust Company, as Trustee, Falcon Asset Securitization Corporation, Alpine Securitization Corp., Credit Suisse First Boston, New York Branch, and The First National Bank of Chicago, as Agent for Falcon Asset Securitization Corporation and Alpine Securitization Corp. (incorporated herein by reference to Exhibit
        4.15 to the Company's Registration Statement on Form S-1 filed October 9, 1997 (registration no. 333-37573)).

4.15(a) Form of Amended Series A Note Due 1999 (incorporated herein by reference to Exhibit 4.16(a) to Amendment No. 3 to the Company's Registration Statement on Form S-1 filed November 21, 1997 (registration no. 333-37573)).

4.15(b) Form of Series B Note Due 1999 (incorporated herein by reference to
        Exhibit 4.16(b) to Amendment No. 3 to the Company's Registration Statement on Form S-1 filed November 21, 1997 (registration no. 333-37573)).

4.15(c) Form of Amendment No. 1 to Series B Notes (incorporated herein by reference to Exhibit 4.16(c) to Amendment No. 3 to the Company's Registration Statement on Form S-1 filed November 21, 1997 (registration no. 333-37573)).

4.15(d) Form of Amended and Restated Series B Note Due 1999 (incorporated herein by reference to Exhibit 4.16(d) to Amendment No. 3 to the Company's Registration Statement on Form S-1 filed November 21, 1997 (registration no. 333-37573)).

4.15(e) Form of Amended Series C Note Due 1999 (incorporated herein by reference to Exhibit 4.16(e) to Amendment No. 3 to the Company's Registration Statement on Form S-1 filed November 21, 1997 (registration no. 333-37573)).

 5      Opinion of Roland A. Paul, Esq. with respect to legality of securities.*

23.1    Consent of Ernst & Young, LLP.*

23.2    Consent of Price Waterhouse*

23.3    Consent of Befec - Price Waterhouse*

23.4    Consent of Roland A. Paul, Esq. included in Exhibit 5.1.

24      Power of Attorney.*


*       Filed  herewith